EXHIBIT 99.1

Xodtec Group USA, Inc. Engages New Independent Auditor

Companies:

Xodtec Group USA, Inc

Press Release Source: Xodtec Group USA, Inc. On Thursday February 25, 2010, 4:58 pm

TAIPEI, Taiwan, Feb. 25, 2010 (GLOBE NEWSWIRE) -- Xodtec Group USA, Inc. (OTCBB:XODG - News) (the "Company"), a leading Taiwan-based LED lighting solutions and products provider, announced today its appointment of Simon & Edward, LLP as the Company's independent registered accounting firm.

Simon & Edward, an independent member of the BDO Seidman Alliance, replaces Brock, Schechter & Polakoff, LLP as the Company's registered independent accounting firm.

About Xodtec Group USA, Inc.

Xodtec is an energy-saving LED lighting solutions provider based in Taiwan. Xodtec provides high performance and cost-effective energy-saving LED solutions and lighting products for private companies, public facilities, residential communities, factories and households, providing optimal energy-saving solutions that meet today's energy management requirements. Please visit our website http://www.xodtec.com for detailed company information. Information on the Company's website or any other website does not constitute a part of this press release.

The Xodtec Group USA, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7143

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Xodtec Group USA, Inc.
Ethan Chang
011-886-2-2228-6276
ethan.chang@xodtec.com
http://www.xodtec.com